EXHIBIT 99.1

NEWS

Veeco Instruments Inc., Terminal Drive, Plainview,  NY 11803 Tel. 516-677-0200 Fax. 516-677-0380

FOR IMMEDIATE RELEASE

Financial Contact: Debra Wasser, SVP Investor Relations & Corporate Communications, 516-677-0200 x1472

Media Contact:  Fran Brennen, Senior Director Marcom, 516-677-0200 x1222

VEECO ANNOUNCES Q2 AND FIRST SIX MONTHS 2009 FINANCIAL RESULTS

Plainview, NY, July 27, 2009 — Veeco Instruments Inc. (Nasdaq: VECO) announced its financial results for the second quarter and six months ended June 30, 2009. Veeco will host a conference call reviewing these results at 5:00pm today at 800-779-5739 (toll-free) or 517-308-9022 using passcode VEECO. The call will also be webcast live at www.veeco.com.  A replay of the call will be available beginning at 8:00pm tonight through midnight on August 17, 2009 at 866-489-8055 (toll-free) or 203-369-1680 using passcode 727200909, or on the Veeco website. A slide presentation reviewing these results has also been posted on our website.

Veeco reports its results on a generally accepted accounting principles (“GAAP”) basis, and also provides results excluding certain items. Please refer to the attached table for details of the reconciliation between GAAP operating results and Non-GAAP operating results.

GAAP Results ($M except EPS)

	Q2 ‘09	Q2 ‘08	1H ‘09	1H ‘08
Revenues	$72.0	$114.4	$134.9	$216.8
Net income	$(14.7)	$3.5	$(35.6)	$1.2
EPS	$(0.47)	$0.11	$(1.13)	$0.04

Non-GAAP Results ($M except EPS)

	Q2 ‘09	Q2 ‘08	1H’09	1H ‘08
EBITA	$(6.4)	$10.7	$(16.0)	$17.5
EPS	$(0.15)	$0.20	$(0.37)	$0.33

John R. Peeler, Veeco’s Chief Executive Officer, commented, “From a revenue and loss perspective, the second quarter remained quite challenging, but was within our guidance range and was an improvement from the first quarter of 2009. Veeco is on-track with cost and workforce reduction plans and outsourced manufacturing initiatives. We exited our Camarillo, CA saw and lapper manufacturing site and increased Asian sourcing. Due to solid performance in accounts receivable, inventory management and other operating items, Veeco’s cash balance at the end of the second quarter was $98 million, an increase of $5 million over the prior quarter.”

Mr. Peeler continued, “Veeco’s second quarter orders were $99 million, up 86% sequentially from the $53 million reported in the first quarter. LED & Solar orders were $57 million (58% of total) doubling sequentially as LED manufacturers ramp production for TV and laptop backlighting applications. Veeco received several large orders for our TurboDisc® metal organic chemical vapor deposition (MOCVD) systems from key Korean and Taiwanese LED manufacturers. Data Storage orders improved 147% sequentially to $19 million (19% of total), with hard drive customers resuming both technology and capacity purchases.  Second quarter orders included four NEXUS® CVD Systems, which help our customers achieve higher areal densities. While data storage order rates are still depressed when compared with historical levels for this business, the Q2 pick-up, combined with significant improvements to our cost structure, allows us to forecast a return to profitability for this business in the third quarter.  Metrology orders were $23 million (23% of total), up 38% sequentially due to new product traction, particularly for our Dimension® Icon™ and BioScope™ Catalyst™ AFMs, and some improvement in scientific research spending.”

Business Outlook and Guidance

Mr. Peeler commented, “We are pleased with Veeco’s accomplishments during what has been a difficult first half of 2009.  We swiftly restructured the Company, while remaining focused on meeting our customers’ next generation technology and product requirements.  Although cautious about overall economic conditions, we are encouraged by the sequential bookings improvement in all three businesses.  Veeco’s backlog at June 30, 2009 was $160 million.”

“The positive trends we experienced in the second quarter in our MOCVD business have accelerated into the beginning of this quarter driven by key customers’ investments in LED capacity for backlighting applications,” continued Mr. Peeler. “We have already received orders for more than $110 million in MOCVD systems during the month of July from multiple customers in APAC.  As a result of this pace of orders, we currently believe that third quarter LED & Solar bookings will be between $125 to $175 million, and, as a result, that Veeco’s total orders for the third quarter will be significantly higher than second quarter orders.”

Veeco’s third quarter 2009 revenues are currently forecasted to be between $80-88 million. Veeco is currently forecasting a loss per share of between ($0.25) — ($0.13) on a GAAP basis for the third quarter of 2009. Veeco’s third quarter earnings per share is currently forecasted to be between ($0.02) to $0.05 on a non-GAAP basis. Please refer to the attached financial tables for more details.

“Veeco’s outlook for the remainder of the year looks better than a quarter ago, primarily due to the strong LED industry demand,” added Mr. Peeler.  “We are currently expecting that Veeco will return to EBITA profitability in the third quarter. Since the global economic situation remains uncertain, it is our intention to continue to carefully manage our expenses, while at the same time making selected investments that are required to support the MOCVD production ramp as well as our new CIGS solar equipment business.”  Veeco currently anticipates that its 2009 revenues will be in the range of $310-325 million.

About Veeco

Veeco Instruments Inc. manufactures enabling solutions for customers in the HB-LED, solar, data storage, semiconductor, scientific research and industrial markets. We have leading technology positions in our three businesses: LED & Solar Process Equipment, Data Storage Process Equipment, and Metrology Instruments. Veeco’s manufacturing and engineering facilities are located in New York, New Jersey, California, Colorado, Arizona, Massachusetts and Minnesota. Global sales and service offices are located throughout the U.S., Europe, Japan and APAC. http://www.veeco.com/

To the extent that this news release discusses expectations or otherwise makes statements about the future, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include the risks discussed in the Business Description and Management’s Discussion and Analysis sections of Veeco’s Annual Report on Form 10-K for the year ended December 31, 2008 and in our subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and press releases.  Veeco does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements.

-financial tables attached-

Veeco Instruments Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008

Net sales	$72,020	$114,449	$134,869	$216,756
Cost of sales	47,636	66,719	90,103	126,400
Gross profit	24,384	47,730	44,766	90,356

Operating expenses:
Selling, general and administrative expense	19,822	24,311	38,429	46,939
Research and development expense	13,163	15,145	26,049	29,871
Amortization expense	1,831	2,426	3,660	4,382
Restructuring expense	1,944	—	6,375	2,875
Asset impairment charge	304	—	304	285
Other (income) expense, net	(77)	(382)	1,409	(378)
Total operating expenses	36,987	41,500	76,226	83,974

Operating (loss) income	(12,603)	6,230	(31,460)	6,382

Interest expense, net	1,698	1,700	3,407	3,305

(Loss) income before income taxes	(14,301)	4,530	(34,867)	3,077
Income tax provision	402	1,129	780	2,048
Net (loss) income including noncontrolling interest	(14,703)	3,401	(35,647)	1,029
Net loss attributable to noncontrolling interest	(23)	(70)	(65)	(146)
Net (loss) income attributable to Veeco	$(14,680)	$3,471	$(35,582)	$1,175

(Loss) income per common share:
Net (loss) income attributable to Veeco	$(0.47)	$0.11	$(1.13)	$0.04
Diluted net (loss) income attributable to Veeco	$(0.47)	$0.11	$(1.13)	$0.04

Weighted average shares outstanding	31,497	31,255	31,506	31,197
Diluted weighted average shares outstanding	31,497	31,590	31,506	31,435

Veeco Instruments Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$97,494	$103,799
Accounts receivable, net	32,187	59,659
Inventories, net	78,497	94,930
Prepaid expenses and other current assets	6,051	6,425
Deferred income taxes	2,190	2,185
Total current assets	216,419	266,998

Property, plant and equipment, net	60,513	64,372
Goodwill	59,160	59,160
Other assets, net	34,766	39,011
Total assets	$370,858	$429,541

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,054	$29,610
Accrued expenses	53,431	66,964
Deferred profit	622	1,346
Current portion of long-term debt	204	196
Income taxes payable	153	354
Total current liabilities	73,464	98,470

Deferred income taxes	5,001	4,540
Long-term debt	99,626	98,330
Other non-current liabilities	1,986	2,391
Total non-current liabilities	106,613	105,261

Shareholders’ equity attributable to Veeco	190,781	225,026
Noncontrolling interest	—	784
Total shareholders’ equity	190,781	225,810

Total liabilities and shareholders’ equity	$370,858	$429,541

Veeco Instruments Inc. and Subsidiaries

Reconciliation of operating (loss) income to (loss) earnings excluding certain items

(In thousands, except per share data)

(Unaudited)

	Three months ended				Six months ended
	June 30,				June 30,
	2009		2008		2009		2008

Operating (loss) income	$(12,603)		$6,230		$(31,460)		$6,382

Adjustments:

Amortization expense	1,831		2,426		3,660		4,382
Equity-based compensation expense	2,155		2,014		3,553		3,623
Restructuring expense	1,944	(1)	—		6,375	(1)	2,875	(2)
Asset impairment charge	304	(3)	—		304	(3)	285	(4)
Inventory write-off	—		—		1,526	(5)	—

(Loss) earnings before interest, income taxes and amortization excluding certain items (“EBITA”)	(6,369)		10,670		(16,042)		17,547

Interest expense, net	1,698		1,700		3,407		3,305
Adjustment to add back non-cash portion of interest expense	(716	)(6)	(731	)(6)	(1,416	)(6)	(1,444	)(6)
(Loss) earnings excluding certain items before income taxes	(7,351)		9,701		(18,033)		15,686

Income tax benefit (provision) at 35%	2,573		(3,395)		6,312		(5,490)

(Loss) earnings excluding certain items	(4,778)		6,306		(11,721)		10,196

Loss attributable to noncontrolling interest, net of income tax benefit at 35%	(15)		(46)		(42)		(95)

(Loss) earnings excluding certain items attributable to Veeco	$(4,763)		$6,351		$(11,679)		$10,291

(Loss) earnings excluding certain items per diluted share attributable to Veeco	$(0.15)		$0.20		$(0.37)		$0.33

Diluted weighted average shares outstanding	31,497		31,590		31,506		31,435

(1) During the six months ended June 30, 2009, the Company recorded a restructuring charge of $6.4 million, of which $1.9 million was incurred during the second quarter, consisting primarily of personnel severance costs and lease and related charges associated with vacating two facilities in Data Storage Process Equipment.

(2) During the first quarter of 2008, the Company recorded a restructuring charge of $2.9 million, consisting of $2.6 million of costs associated with the consolidation and relocation of our Corporate headquarters, and $0.3 million of personnel severance costs.

(3) During the second quarter of 2009, the Company recorded a $0.3 million asset impairment charge in Data Storage Process Equipment for assets no longer being utilized.

(4) During the first quarter of 2008, the Company recorded a $0.3 million asset impairment charge related to fixed asset write-offs associated with the consolidation and relocation of our Corporate headquarters.

(5) During the first quarter of 2009, the Company recorded a $1.5 million inventory write-off in its Data Storage segment associated with the discontinuance of certain products.  This was included in cost of sales in the GAAP income statement.

(6) Adjustment to exclude non-cash interest expense on convertible subordinated notes.

NOTE - The above reconciliation is intended to present Veeco’s operating results, excluding certain items and providing income taxes at a 35% statutory rate. This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on EBITA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes EBITA reports baseline performance and thus provides useful information.

Veeco Instruments Inc. and Subsidiaries

Segment Bookings, Revenues, and Reconciliation

of Operating (Loss) Income to (Loss) EBITA

(In thousands)

(Unaudited)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008
LED & Solar Process Equipment
Bookings	$56,342	$52,061	$84,863	$90,738
Revenues	$31,882	$45,090	$54,084	$87,222

Operating (loss) income	$(1,659)	$7,765	$(7,036)	$15,870
Amortization expense	774	967	1,549	1,453
Equity-based compensation expense	218	102	374	177
Restructuring expense	195	—	929	—
(Loss) EBITA **	$(472)	$8,834	$(4,184)	$17,500

Data Storage Process Equipment
Bookings	$19,318	$51,716	$27,136	$92,326
Revenues	$17,593	$36,762	$34,498	$60,840

Operating (loss) income	$(3,497)	$4,226	$(8,698)	$1,678
Amortization expense	403	952	808	1,904
Equity-based compensation expense	337	238	589	389
Restructuring expense	1,444	—	2,830	124
Inventory write-off	—	—	1,526	—
Asset impairment charge	304	—	304	—
(Loss) EBITA **	$(1,009)	$5,416	$(2,641)	$4,095

Metrology
Bookings	$23,010	$32,735	$39,721	$62,707
Revenues	$22,545	$32,597	$46,287	$68,694

Operating (loss) income	$(4,173)	$(1,644)	$(9,815)	$(418)
Amortization expense	578	394	1,155	800
Equity-based compensation expense	321	220	557	346
Restructuring expense	262	—	2,386	190
(Loss) EBITA **	$(3,012)	$(1,030)	$(5,717)	$918

Unallocated Corporate
Operating loss	$(3,274)	$(4,117)	$(5,911)	$(10,748)
Amortization expense	76	113	148	225
Equity-based compensation expense	1,279	1,454	2,033	2,711
Restructuring expense	43	—	230	2,561
Asset impairment charge	—	—	—	285
(Loss) EBITA **	$(1,876)	$(2,550)	$(3,500)	$(4,966)

Total
Bookings	$98,670	$136,512	$151,720	$245,771
Revenues	$72,020	$114,449	$134,869	$216,756

Operating (loss) income	$(12,603)	$6,230	$(31,460)	$6,382
Amortization expense	1,831	2,426	3,660	4,382
Equity-based compensation expense	2,155	2,014	3,553	3,623
Restructuring expense	1,944	—	6,375	2,875
Inventory write-off	—	—	1,526	—
Asset impairment charge	304	—	304	285
(Loss) EBITA **	$(6,369)	$10,670	$(16,042)	$17,547

** Refer to footnotes on “Reconciliation of operating (loss) income to (loss) earnings excluding certain items” for further details.

Veeco Instruments Inc. and Subsidiaries

Reconciliation of operating loss to loss excluding certain items

(In thousands, except per share data)

(Unaudited)

	Guidance for the three
	months ended September 30, 2009
	LOW		HIGH

Operating loss	$(5,449)		$(1,642)

Adjustments:

Amortization expense	1,862		1,862
Restructuring expense	700	(1)	500	(1)
Equity-based compensation expense	2,907		2,907

Income before interest, income taxes and amortization excluding certain items (“EBITA”)	20		3,627

Interest expense, net	1,751		1,751
Adjustment to add back non-cash portion of interest expense	(731	)(2)	(731	)(2)

(Loss) income excluding certain items before income taxes	(1,000)		2,607

Income tax (benefit) expense at 35%	(350)		912

(Loss) income excluding certain items	$(650)		$1,695

(Loss) income per diluted share excluding certain items	$(0.02)		$0.05

Diluted weighted average shares outstanding	31,622		31,622

(1) During the third quarter of 2009, the Company expects to record a restructuring charge of approximately $0.5 million to $0.7 million.

(2) Adjustment to exclude non-cash interest expense on convertible subordinated notes.

NOTE - The above reconciliation is intended to present Veeco’s operating results, excluding certain items and providing income taxes at a 35% statutory rate. This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on earnings before interest, income taxes and amortization excluding certain items (“EBITA”), which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes EBITA reports baseline performance and thus provides useful information.